EXHIBIT 23.2

Exhibit 23.2

Consent of Arthur Andersen LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2000 included in Seitel, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Houston, Texas

September 10, 2001